Warrant No.

I. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                                                                   _______, 1999

                                     WARRANT
                                     -------

                    TO PURCHASE SHARES OF SERIES A CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                           WELLINGTON PROPERTIES TRUST

THIS CERTIFIES THAT, for good and valuable consideration, R. J. Steichen & Company (the "Underwriter"), or its registered assigns, is entitled to subscribe for and purchase from Wellington Properties Trust, a Maryland business trust
(the "Company"), at any time after __________, 2000 to and including ________________, 2004, _______________________________________________________
(______________) fully paid and nonassessable Shares of the Company's Series A Cumulative Convertible Preferred Stock at the price of $10.00 per Share (the "Warrant Exercise Price"), subject to the antidilution provisions of this Warrant. Reference is made to this Warrant in the Underwriting Agreement dated , 1999, as amended, by and between the Company and the Underwriter. The Shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." The term "Share" shall mean one share of the Company's Series A Cumulative Convertible Preferred Stock. As used herein, the term
"Holder" means the Underwriter, any party who acquires all or a part of this Warrant as a registered transferee of the Underwriter, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. As used herein, the term "Common Stock" means and includes the Company's presently authorized common stock, $.01 par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

     This Warrant is subject to the following provisions, terms and conditions:

     1. Exercise: Transferability.
        -------------------------

          A. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional Share), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such Shares.

          B. Except where (i) directed by a court of competent jurisdiction pursuant to the dissolution, (ii) liquidation of a corporate holder hereof,
     (iii) by will, pursuant to the laws of descent and distribution, or (iv) by the operation of law, and in each case subject to Section 7, for one (1) year from the date hereof, title to this Warrant may be transferred only to a person who is an officer and employee of the Underwriter, who are also shareholders of the Underwriter, or to a successor (or an officer or employee of the successor who are also shareholders) in interest to the business of the Underwriter, by endorsement (by the holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

     2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Underwriter shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

     3. Issuance of the Warrant Shares.
        ------------------------------

          A. The Company agrees that the Shares purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen
     (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

          B. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Such Holder shall also provide the Company with written representations from the Holder and the proposed transferee satisfactory to the Company regarding the transfer or, at the election of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of Shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the Warrant Shares. Upon receipt of such written notice and either such representations or opinion by the Company, such Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the Warrant Shares, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend, if any, respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for the Warrant Shares. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws, except as provided in Section 9. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

          C. The Shares issuable upon exercise or conversion of this Warrant shall have the terms and conditions of the Company's Series A Cumulative Convertible Preferred Stock, whether or not such Shares have been redeemed or converted prior to exercise or conversion of the Warrant.

     4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares and shares issuable upon exercise of the Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof except for all taxes, liens and changes imposed by the Holder. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of Shares and shares of Common Stock to provide for the exercise of the rights represented by this Warrant included therein.

     5. Antidilution Adjustments. If the Company shall at any time hereafter subdivide or combine its outstanding Shares or shares of Common Stock, or declare a dividend payable in

Shares or shares of Common Stock, or declare a dividend payable in Shares or shares of Common Stock, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Shares or shares of Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Shares or shares of Common Stock, and the number of Shares purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current exercise dividend payable in Shares or shares of Common Stock and against the number of Shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of Shares purchasable after such event proportional to such exercise price and number of Shares purchasable immediately preceding such event. No adjustment in exercise price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; PROVIDED, HOWEVER, that any adjustments which are not required to be so made shall be carried forward and taken into account in any subsequent adjustment. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     No fractional Shares are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Share's on the day of exercise as determined in good faith by the Company.

     In case of any capital reorganization or any reclassification of the Shares or shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Shares or shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Shares or shares of Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the holder had held the number of Shares which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Trustees of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

     When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and

          A. Prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

          B. Cause a copy of such statement to be mailed to the holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

     6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     7. Notice of Transfer of Warrant or Resale of the Warrant Shares.
        -------------------------------------------------------------

          A. Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

          B. If in the  opinion  of either of the  counsel  referred  to in this
     Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this
     Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

     8. Fractional Shares. Fractional Shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional Share, the Company shall, upon the exercise of this Warrant for the largest number of whole Shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value (as defined in Section 10(d)) of such fractional Share over the proportional part of the Warrant Exercise Price represented by such fractional Share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional Share.

     9. Registration Rights.
        -------------------

          A. If at any time prior to the expiration of seven (7) years from the date hereof, the Company proposes to file any Registration Statement under the 1933 Act covering a public offering of any of the Company's securities (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto), it will give written notice to all Holders of this Warrant, any Warrants issued pursuant to Section 2 and/or Section 3(a) hereof, and any securities issuable upon exercise of this Warrant or securities issuable upon conversion thereof of its intention to do so and, on the written request of any such Holder given within twenty (20) days after receipt of any such notice (which request shall specify the interest in this Warrant or the securities issuable upon exercise of this Warrant or conversion of the Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such securities, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 9(a) is underwritten  in  whole  or in  part,  the  Company  may  require  that the securities requested for inclusion pursuant to this Section 9(a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If a greater number of securities is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of securities proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

          B. Further, at any time prior to the expiration of this Warrant, and provided that a registration statement on Form S-3 (or any successor form thereto) is then available to the Company, and on a one-time basis only, upon request by the Holder or Holders of a majority in interest of any securities originally issuable under this or any warrant issued to the Underwriter or any affiliate in connection with the sale of shares pursuant to the Underwriter Agreement (whether or not then issued) the Company will promptly take all necessary steps to register or qualify, under the 1933 Act and the securities laws of such states as the Holders may reasonably request, such number of securities issued and to be issued upon conversion of the Shares requested by such Holders in their request to the Company. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record Holders of the securities not theretofore registered under the Securities Act and sold that such registration is to be effected. The Company shall include in such registration statement such securities for which it has received written requests to register by such other record Holders within 30 days after the delivery of the Company's written notice to such other record Holders. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 9(b) and to pay the costs and expenses associated with such registration statement to the extent provided in Section 9(c). The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Paragraph (b) for a period of one hundred twenty (120) days or the date on which all securities are sold, whichever is earlier.

          C. With respect to each inclusion of securities in a registration statement pursuant to this Section 9, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the
     Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance for the benefit of the Company and/or its directors and officers against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders shall be borne by the selling Holders.

          D. The Company hereby indemnifies each of the Holders of this Warrant and of any securities issued upon exercise thereof or the Shares, and the officers and directors, if any, who control such Holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

     10. Additional Right to Convert Warrant.
         -----------------------------------

          A. The Holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time after it is exercisable, but prior to its expiration, into Shares as provided for in this Section 10. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any exercise price) that number of Shares equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate exercise price for the Warrant in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value (as determined below) for the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Company Class A

     Cumulative Convertible Preferred Stock immediately prior to the exercise of the Conversion Right. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of Shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

          B. The Conversion Right may be exercised by the Holder, at any time or from time to time after this Warrant is exercisable, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Class A Cumulative Convertible Preferred Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

          C. At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Company Class A Cumulative Convertible Preferred Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new Warrant representing the number of Shares, if any, with respect to which the Warrant shall not have been converted.

          D. Fair Market Value of a share of Class A Cumulative Convertible Preferred Stock as of a particular date (the "Determination Date") shall mean:

               (i) If the Company's Class A Cumulative Convertible Preferred Stock are traded on an exchange or is quoted on the Nasdaq National Market System, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date,

               (ii) If the Company's Class A Cumulative Convertible Preferred Stock is not traded on an exchange or on the Nasdaq National Market System but is traded on the Nasdaq SmallCap Market or other over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date, and

               (iii) If the Company's Class A Cumulative Convertible Preferred Stock is not traded on an exchange or on the Nasdaq National Market, Nasdaq SmallCap Market or other over-the-counter market, then the price established in good faith by the Company's Board of Trustees.

     11. Miscellaneous. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

     The Company will not, by amendment of its Declaration of Trust or Bylaws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution.

     The Company agrees to provide Underwriter with detailed quarterly and annual financial statements as soon as available, in a form reasonably satisfactory to Underwriter, as well as any other documents as Underwriter or its counsel may reasonably request in a form satisfactory to Underwriter, so long as this Warrant or any Warrant Shares are outstanding and unregistered.

     Upon written request of the Holder of this Warrant, the Company will promptly provide such Holder with a then current written list of the names and addresses of all Holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

     The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Minnesota.

     All shares of Common Stock or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes due and payable by the issuer in respect of the issuance thereof.

     Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a Shareholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

     Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, Wellington Properties Trust has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated ________________, 1999.


                                   "Company"

                                   WELLINGTON PROPERTIES TRUST

                                   By________________________________________

                                   Its_______________________________________

TO: WELLINGTON PROPERTIES TRUST


NOTICE OF EXERCISE OF WARRANT  --   To Be Executed by the Registered Holder in
                                    Order to Exercise the Warrant


The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, __________________ of the Shares issuable upon the exercise of such Warrant, and requests that certificates for such Shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of



                                     ------------------------------------------
                                     (Print Name)



Please insert social security
or other identifying number
of registered Holder of
certificate (_____________)          Address:


                                     ------------------------------------------

                                     ------------------------------------------



Date:  ____________             __________________________________________
                                             Signature*



*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                                 ASSIGNMENT FORM


To be signed only upon authorized transfer of Warrants.



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _______________________________ the right to purchase the securities of Wellington Properties Trust to which the within Warrant relates and appoints ______________________, attorney, to transfer said right on the books of Wellington Properties Trust with full power of substitution in the premises.



Dated:___________              _____________________________________
                                       (Signature)


                                        Address:

                               -------------------------------------

                               -------------------------------------

                             CASHLESS EXERCISE FORM

                    (To be executed upon exercise of Warrant
                             pursuant to Section 10)

TO: WELLINGTON PROPERTIES TRUST

     The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______________ shares of Series A Cumulative Convertible Preferred Stock, as provided for in Section 10 therein.

     Please issue a certificate or certificates for such Series A Cumulative Convertible Preferred Stock or shares of Common Stock in the name of, and pay any cash for any fractional share to:



Name______________________________
         (Please print name)

                                      Address___________________________________




Social Security No._______________

                                      Signature_________________________________


     NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

     And if said number of shares is not all of the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.